Exhibit 4

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the inclusion in Dorel Industries Inc.’s Annual Report on Form 40-F, for the year ended December 30, 2003, of our auditors’ report dated February 23, 2004 and to the references to us in such Form 40-F.

CHARTERED ACCOUNTANTS

“Goldsmith Hersh”

Montreal, Quebec

May 12, 2004